Exhibit 99.3

Unaudited Pro Forma Consolidated Financial Statements

(Introductory Note)

The unaudited pro forma consolidated balance sheet as of September 30, 2016 for iOra Software Limited. (“iOra”) and BTHC X Inc. (“BTHC”), and the unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2016, give effect to transactions between iOra and BTHC occurring in connection with the Contribution Agreement that was executed on December 31, 2016 and closed on February [13], 2017, and are based on the historical financial statements of iOra, as if those transactions occurred on January 1, 2016 for purposes of the pro forma consolidated balance sheet, and on the first day of the respective periods for purposes of the pro forma consolidated statement of operations.

The unaudited pro forma consolidated financial information is presented for illustrative purposes only and does not purport to represent what iOra's actual results of operations or financial position would have been had the transactions actually been completed on or at the beginning of the indicated periods, and is not indicative of future results of operations or financial condition.

The historical financial information of iOra for the nine months ended September 30, 2016 has been derived from the unaudited financial statements for such period. The unaudited pro forma consolidated financial information should be read in conjunction with iOra's audited consolidated financial statements and notes thereto. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable.

BTHC X Inc

Unaudited Pro Forma Consolidated Balance Sheets

September 30, 2016

	iOra Software Limted at September 30, 2016	BTHC X Inc at September 30, 2016	Combined	Pro Forma Adjustments	Notes	Consolidated Pro Forma
ASSETS

Current assets
Accounts receivables	$49,229	$-	$49,229	$-		$49,229
Other prepaid expenses	35,120	-	35,120	-		35,120
Total current assets	84,349	-	84,349	-		84,349

Furniture, equipment and software, net	64,359	-	64,359	-		64,359
Intangible asset, net	137,136	-	137,136	-		137,136
Deposit	33,598	-	33,598	-		33,598
Total assets	$319,442	$-	$319,442	$-		$319,442

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Bank overdraft	$503	$-	$503	$-		$503
Accounts payable and accrued liabilities	540,018	166,316	706,334	-		706,334
Accrued payroll	383,339	-	383,339	-		383,339
Loan payable	981,990	-	981,990	-		981,990
Due to related party	1,030,744	288,882	1,319,626	(288,882)	(c) (d) (e)	1,030,744
Deferred income - short-term portion	952,582	-	952,582	-		952,582
Total current liabilities	3,889,176	455,198	4,344,374	(288,882)		4,055,492

Deferred income - long-term portion	169,259	-	169,259	-		169,259
Total liabilities	4,058,435	455,198	4,513,633	(288,882)		4,224,751

Stockholder’s deficit
Preferred stock - $0.001 par value 10,000,000 shares authorized	-	-	-	10,000	(a) (e) (f)	10,000
Common stock, $0.001 par value, 40,000,000 share authorized	130	5,840	5,970	(130)	(b)	5,840
Additional paid in capital	-	65,140	65,140	(31,968)	(b) (d)	33,172
Accumulated other comprehensive income	542,817	-	542,817	-		542,817
Current year loss	(89,798)	(44,844)	(134,642)	(170,354)	(e) (f)	(304,996)
Accumulated deficit	(4,192,013)	(481,334)	(4,673,347)	481,334	(b)	(4,192,013)
Total stockholder’s deficit	(3,738,864)	(455,198)	(4,194,062)	288,882		(3,905,180)
Total liabilities and stockholder’s deficit	$319,571	$-	$319,571	$-		$319,571

1

BTHC X Inc

Unaudited Pro Forma Consolidated Statements of Operations

September 30, 2016

	iOra Software Limted for the nine months ended September 30, 2016	BTHC X Inc for the nine months ended September 30, 2016	Combined	Pro Forma Adjustments		Consolidated Pro Forma

Revenues
License revenue	$483,998	$-	$483,998	$-		$483,998
Service revenue	1,154,609	-	1,154,609	-		1,154,609
Total revenues	1,638,607	-	1,638,607	-		1,638,607

Cost of revenues	(4,998)	-	(4,998)	-		(4,998)
Total cost of revenues	(4,998)	-	(4,998)	-		(4,998)

Gross profit	1,633,609	-	1,633,609	-		1,633,609

Operating expenses
Selling expense	68,395	-	68,395	-		68,395
General and administrative expense	1,020,932	44,844	1,065,776	170,354	(e) (f)	1,236,130
Management fees – related party	593,504	-	593,504	-		593,504
Total operating expenses	1,682,831	44,844	1,727,675	170,354		1,898,029

Loss from operations	(49,222)	(44,844)	(94,066)	(170,354)		(264,420)

Interest expense	(40,576)	-	(40,576)	-		(40,576)
Total interest expense	(40,576)	-	(40,576)	-		(304,996)

Loss from operations before provision for income taxes	(89,798)	(44,844)	(134,642)	(170,354)		(304,996)

Benefit (provision) for income taxes	-	-	-	-		-

Net loss	$(89,798)	$(44,844)	$(134,642)	$(170,354)		$(304,996)

Other comprehensive loss
Currency translation adjustments	(181,427)	-	(181,427)	-		(181,427)
Comprehensive loss	$(271,225)	(44,844)	(316,069)	(170,354)		(486,423)

Weighted average common shares - basic and diluted	28	5,839,933		5,839,933		5,839,933

2

BTHC X Inc

Unaudited Pro Forma Consolidated Statements of Operations

December 31, 2015

	iOra Software Limted for the year ended December 31, 2015	BTHC X Inc for the year ended December 31, 2015	Consolidated	Pro Forma Adjustments	Consolidated Pro Forma

Revenues
License revenue	$197,342	$-	$197,342	$-	$197,342
Service revenue	1,331,323	-	1,331,323	-	1,331,323
Total revenues	1,528,665	-	1,528,665	-	1,528,665

Cost of revenues	(4,053)	-	(4,053)	-	(4,053)
Total cost of revenues	(4,053)	-	(4,053)	-	(4,053)

Gross profit	1,524,612	-	1,524,612	-	1,524,612

Operating expenses
Selling expense	161,473	-	161,473	-	161,473
General and administrative expense	2,307,305	61,955	2,369,260	-	2,369,260
Management fees – related party	808,227	-	808,227	-	808,227
Total operating expenses	3,277,005	61,955	3,338,960	-	3,338,960

Loss from operations	(1,752,393)	(61,955)	(1,814,348)	-	(1,814,348)

Other income	43,080	-	43,080		43,080
Interest expense	(44,781)	-	(44,781)		(44,781)
Total other expense	(1,701)	-	(1,701)	-	(1,701)

Loss from operations before provision for income taxes	(1,754,094)	(61,955)	(1,816,049)	-	(1,816,049)

Benefit for income taxes	178,057	-	178,057	-	178,057

Net loss	$(1,576,037)	(61,955)	(1,637,992)	-	(1,637,992)

Other comprehensive income
Currency translation adjustments	115,353	-	115,353	-	115,353
Comprehensive loss	$(1,460,684)	$(61,955)	$(1,522,639)	$-	$(1,522,639)

Weighted average common shares - basic and diluted	1	5,839,933		5,839,933	5,839,933

3

BTHC X, Inc.

Notes to Pro Forma Consolidated Financial Statements

(Unaudited)

Note 1 - INTRODUCTION

On December 31, 2016, BTHC X, Inc., a Delaware corporation (“BTHC” or the “Company”), entered into a contribution agreement, which was amended by a letter agreement dated February 13, 2016, (the contribution agreement and letter agreement together referred to as the “Contribution Agreement”) with iOra Software Limited, a United Kingdom company (“iOra”), the shareholders of iOra, each of whom contributed their iOra shares to the Company (the “Contributors”), Mark Thompson in his capacity as representative for the Contributors (the “Contributor Representative”), and George Syllantavos in his capacity as representative to the Company (the “Company Representative”), pursuant to which the Company effected an acquisition of iOra and, as a result, indirectly acquired iOra’s wholly owned U.S. subsidiary, iOra, Inc. (such transaction referred to herein as the “Business Combination”). The Business Combination closed on February 13, 2017 and, pursuant to the terms of the Contribution Agreement, iOra became a wholly-owned subsidiary of the Company.

In conjunction with the Business Combination, the Company filed a certificate of designation (the “Certificate of Designation”) to designate a series of 10,000,000 Series A convertible preferred shares, par value $0.001 per share (the “Series A Convertible Preferred Stock”), which shall be automatically convertible into shares of common stock of the Company, par value $0.001 per share (the “Common Stock”) in accordance with the Certificate of Designation. At the same time, the Contributors contributed their iOra Shares (the “Contribution”) to the Company in exchange for 6,323,530 newly issued shares of Convertible Preferred Stock, which are convertible into Company Common Stock at the rate of 41.129815535 shares of Common Stock for each one (1) share of Convertible Preferred Stock, (the “Contribution Consideration”). The Contribution Consideration was issued to the Contributors in accordance with each Contributor’s Pro Rata shareholdings, resulting in iOra becoming a wholly-owned subsidiary of the Company and the Contributors becoming the majority owners of the Company.

At the closing of the Business Combination, pursuant to the terms of the Contribution Agreement, iOra contributed all of its issued and outstanding shares of capital stock (100 shares) to the Company and issued a $75,000 promissory note (the “Promissory Note”) payable to the Company within 14 days of Closing, which funds will be used to repay outstanding loans of the Company. The Series A Convertible Preferred Stock gives the Contributors majority voting rights which will allow them to increase and then split the Company’s Common Stock by way of a shareholder vote. The resulting conversion will cause the Contributors to ultimately receive an aggregate of 9,160,000 shares of Common Stock (the “Exchange Shares”), of which 2,925,000 of the Exchange Shares (the “Escrow Shares”) will be held in escrow subject to the Company achieving certain minimum financial performance targets.

For the accounting purposes, iOra shall be the surviving entity. The transaction is accounted for using the reverse acquisition method of accounting. As a result of the recapitalization and change in control, iOra is considered the accounting acquirer in accordance with ASC 805, Business Combinations. The financial statements of the accounting acquirer became the financial statements of the registrant. The consolidated financial statements after the acquisition include the balance sheets of both companies at historical cost, the historical results of iOra and the results of the Company from the acquisition date. The accumulated earnings of iOra will be carried forward after the completion of the reverse acquisition.

Note 2 - PRO FORMA PRESENTATION

General

The following unaudited pro forma condensed consolidated balance sheet and statements of operations are based on historical financial statements of BTHC X Inc. as if the transaction had occurred during the period ended September 30, 2016, the date of accounting acquirer’s most recent period end.

The unaudited pro forma condensed consolidated financial statements are provided for information purposes only. The pro forma financial statements are not necessarily indicative of what the financial position or results of operations actually would have been had the acquisition been completed at the dates indicated below. In addition, the unaudited pro forma consolidated financial statements do not purport to project the future financial position or operating results of the consolidated company. The unaudited pro forma consolidated financial information has been prepared in accordance with the rules and regulations of the Securities and Exchange Commission.

4

BTHC X, Inc.

Notes to Pro Forma Consolidated Financial Statements

(Unaudited)

For pro forma purposes:

●	The unaudited Pro Forma Consolidated Balance Sheets as of September 30, 2016 of the companies give effect to the transaction as if it had occurred at the beginning of the most recent nine months period ended; and

●	The unaudited Pro Forma Consolidated Statement of Operations for the period ended September 30, 2016 consolidated the income statements of the companies for the indicated periods, giving effect to the transaction as if it had occurred at the beginning of those periods.

●	The unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2015 consolidated the income statements of the companies for the indicated periods, giving effect to the transaction as if it had occurred at the beginning of those periods.

Pro forma adjustments:

The unaudited pro forma balance sheet and statements of operations reflect the following adjustments associated with the Share Exchange between iOra and BTHC:

a)	Issue a total of 10,000,000 shares of Series A Convertible Preferred Stock. At such time as the Company files an amended and restated certificate of incorporation with the Secretary of State of Delaware increasing the total number of authorized shares of Common Stock to 450,000,000 shares, the Series A Convertible Preferred Stock will be automatically convertible into 411,298,155 shares of Common Stock. Of these shares, 260,085,622 (9,859,999 post reverse split) will be allocated to the Contributors pro rata to their previous shareholding in iOra, with 122,012,873 (2,924,999 post reverse split) shares held in Escrow (as described above) and 29,199,660 (699,999 post reverse split) shares issued to some of the Company’s debtholders in exchange for cancellation of their debts of $33,382.

b)	Elimination of issued share capital of iOra and accumulated deficit of BTHC in exchange for convertible preference shares in BTHC.

c)	A $75,000 note payable, due within 14 days following the Closing, issued by iOra to the Company.

d)	Forgiveness of a $33,382 liability of the Company’s in exchange for the issuance of 709,939 shares of Series A Convertible Preferred Stock (29,199,660 post conversion).

e)	Forgiveness of a $180,000 loan owed by the Company to the BTHC’s pre-Business Combination controlling shareholders.

f)	Settlement of issue of Convertible Preferred Shares as well as the difference on consolidation taken to profit and loss.

These unaudited pro forma consolidated financial statements and accompanying notes should be read in conjunction with the separate unaudited financial statements of iOra Software Limited, as of and for the nine months ended September 30, 2016.

5